# Membership Interest Purchase Agreement

between

**INFINITE PRODUCT COMPANY, LLC**

and

**ST BRANDS, INC.**

dated as of

MAY 17, 2021

**TABLE OF CONTENTS**

# MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this "**Agreement**"), dated as of May 17, 2021, is entered into between INFINITE PRODUCT COMPANY, LLC, a Colorado limited liability company ("**Seller**") and ST BRANDS, INC., a Wyoming corporation ("**Buyer**").

## RECITALS

(A) WHEREAS, Seller owns 100 percent of the outstanding membership interests (the "**Membership Interests**") in INFINITE PRODUCT COMPANY, a Colorado limited liability company (the "**Company**"); and

(B) WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Membership Interests, subject to the terms and conditions set forth herein;

(C) NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

## ARTICLE I
## PURCHASE AND SALE

**Section 1.01 Purchase and Sale.** Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyer, and Buyer shall purchase from Seller, 49% of Seller's right, title and interest in and to the Membership Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("**Encumbrance**"), for the consideration specified in Section 1.02. Subject to the complete by Seller of Audited Financial Statements for fiscal year 2019 and 2020, the Buyer shall purchase from the Seller, the remaining 51% of the Seller's right, free and clear of any Encumbrance.
**Audited Financial Statements** means the audited consolidated balance sheet of the Seller and its Subsidiaries for the fiscal years ended December 31, 2019 and 2020, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

**Section 1.02 Purchase Price.** The aggregate purchase price for the Membership Interests shall be $11,000,000 (the "**Purchase Price**"). The Buyer shall pay the Purchase Price to Seller according to the following schedule:

(a) Within 15 days of the execution of this Agreement, funds sufficient in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.02 of the Disclosure Schedules, payable to the agreed upon Public Company Accounting Oversight Board ("**PCAOB**") auditor (the, "**Auditor**");

(b) Escrow of common shares of the New You, Inc. (the, "**Parent Company**"), equivalent to $8,800,000.00 (Eight Million Eight Hundred Thousand Dollars);

(c) Upon delivery of the Audited Financial Statements Buyer shall pay to Seller the sum of $1,000,000.00 (One Million Dollars), subject to execution of the option to purchase ("**Purchase Option**") the remaining 51% of the Membership Interests attached as Exhibit A; and,

(d) Within 60 days of the execution of the Purchase Option, the Buyer shall pay to the Seller the sum of $1,200,000.00 (One Million Two Hundred Thousand Dollars).

**Section 1.03 Closing** The closing of the transactions contemplated by this Agreement (the "**Closing**") shall be held remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the "**Closing Date**").

**Section 1.04 Transfer Taxes.** Seller shall pay, and shall reimburse Buyer for, any sales, use or transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

**Section 1.05 Withholding Taxes.** Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer and the Company may be required to deduct and withhold under any provision of tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

## ARTICLE II
## REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE II are true and correct as of the date hereof. For purposes of this ARTICLE II, "Seller's knowledge," "knowledge of Seller" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

**Section 2.01 Organization and Authority of Seller; Enforceability.** Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

**Section 2.02 No Conflicts; Consents.** The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, LLC agreement or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party; (d) result in any violation, conflict with or constitute a default under the Company's organizational documents or the Limited Liability Company Agreement of the Company, dated May 17, 2021 ("**LLC Agreement**"); or (e) result in the creation or imposition of any Encumbrance on the Membership Interests. Except as disclosed in Section 2.02 of the Disclosure Schedules, no consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

**Section 2.03 Legal Proceedings.** There is no claim, action, suit, proceeding or governmental investigation ("**Action**") of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the Membership Interests; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

**Section 2.04 Financial Statements.** True, correct and complete copies of the unaudited balance sheet and statements of operations, members' equity and cash flows of the Company as of and for the fiscal year ended December 31, 2020 and the Company's unaudited consolidated balance sheet and statements of operations, members' equity and cash flows as of and for the three months ended March 31, 2021 (collectively, the "**Financial Statements**") are attached as Exhibit B hereto.

**Section 2.05 Ownership of Membership Interests.**

(a) Seller is the sole legal, beneficial, record and equitable owner of the Membership Interests, free and clear of all Encumbrances whatsoever other than the LLC Agreement.

(b) The Membership Interests were issued in compliance with applicable laws. The Membership Interests were not issued in violation of the organizational documents of the Company or any other agreement, arrangement or commitment to which Seller or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) Other than the organizational documents of the Company, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

**Section 2.06 LLC Agreement.** Attached hereto as Exhibit A is the LLC Agreement, which agreement is in full force and effect and is the only agreement in effect with respect to the matters described therein.

**Section 2.07 Brokers.** No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

**Section 2.08 Non-Foreign Status.** Seller is not a foreign person as defined in Treasury Regulations Section 1.1446(f)-1(b)(4) or Section 1.1445-2.

**Section 2.09 Capital Account.** As of the date hereof, Seller's capital account in the Company (as determined under Treasury Regulations Section 1.704-1(b)(2)(iv)) is not less than $TBD.

**Section 2.10 Taxes.** To Seller's Knowledge, (a) all tax returns (including information returns) required to be filed on or before the Closing Date by the Company have been timely filed, (b) all such tax returns are true, complete and correct in all respects, (c) all taxes due and owing by the Company (whether or not shown on any tax return) have been timely paid, (d) all deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid, and (e) there are no pending or threatened actions by any taxing authority.

## ARTICLE III
## REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, "Buyer's knowledge," "knowledge of Buyer" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due enquiry.

**Section 3.01 Organization and Authority of Buyer; Enforceability.** Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. Buyer has full corporatelimited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporatelimited liability company action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

**Section 3.02 No Conflicts; Consents.** The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the

certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. Except as disclosed in Section 3.02 of the Disclosure Schedules, no consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

**Section 3.03 Investment Purpose.** Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

**Section 3.04 Brokers.** No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

**Section 3.05 Legal Proceedings.** There is no Action pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

## ARTICLE IV
## CLOSING DELIVERIES

**Section 4.01 Seller's Deliveries.** At the Closing, Seller shall deliver to Buyer the following:

(a) The assignment and assumption agreement, in the form attached hereto as Exhibit C (the "**Assignment and Assumption**"), executed by Seller.

(b) The joinder agreement, in the form attached hereto as Exhibit D (the "**Joinder Agreement**"), executed by the Company.

(c) A revised Members' Schedule (Schedule E) to the LLC Agreement reflecting the Buyer's purchase of the Membership Interests and ownership interest in the Company.

(d) Copies of all consents, approvals, waivers and authorizations referred to in Section 2.02 of the Disclosure Schedules.

(e) A certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (i) the resolutions of the board of directors (or equivalent managing body) of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby,

and (ii) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder.

(f) A certification meeting the requirements of Treasury Regulations Section 1.1446(f)-2(b)(2) to the effect that Seller is not a foreign person within the meaning of Section 1446(f) of the Internal Revenue Code of 1986, as amended ("**Code**"), duly executed by the Seller and in form and substance reasonably satisfactory to the Buyer.

**Section 4.02 Buyer's Deliveries.** At the Closing, Buyer shall deliver the following to Seller:

(a) The Purchase Price.

(b) The Assignment and Assumption, executed by Buyer.

(c) The joinder agreement, in the form attached hereto as Exhibit D (the "**Joinder Agreement**"), executed by Buyer.

(d) A certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (i) the resolutions of the board of directors (or equivalent managing body) of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

(e) Copies of all consents, approvals, waivers and authorizations referred to in Section 3.02 of the Disclosure Schedules.

## ARTICLE V
## TAX MATTERS

**Section 5.01 Allocation of Company Income and Loss.** Buyer and Seller shall request that the Company allocate all items of Company income, gain, loss, deduction or credit attributable to the Membership Interests for the taxable year of the Closing based on a closing of the Company's books as of the Closing Date.

**Section 5.02 Section 754 Election.** Buyer and Seller shall request that the Company make an election under Section 754 of the Code.

**Section 5.03 Tax Audit Procedures.** Buyer and Seller shall request that the Company agree (a) to annually elect out of the BBA Procedures for tax years beginning on or after January 1, 2018 pursuant to Section 6221(b) of the Code; and (b) for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures and in which it receives a notice of final partnership adjustment, to timely elect the alternative procedure under Section 6226 of the Code.

## ARTICLE VI
## INDEMNIFICATION

**Section 6.01 Survival of Representations and Covenants.** All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

**Section 6.02 Indemnification By Seller.** Subject to the other terms and conditions of this ARTICLE VI, Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective [stockholders/members], [directors/managers], officers and employees from and against:

(a) all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements (a "**Loss**"), arising from or relating to any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b) any Loss arising from or relating to breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(c) the amount of any imputed underpayment (as described in Section 6225 of the Code) imposed on the Company and allocable to the Seller or attributable to the Membership Interests during taxable years, or portions thereof, when the Seller owned the Membership Interests (the "**Seller Ownership Period**"), or any other income tax assessment imposed on the Company under any similar provision of state or local law and allocable to the Seller or attributable to the Membership Interests during the Seller Ownership Period.

**Section 6.03 Indemnification By Buyer.** Subject to the other terms and conditions of this ARTICLE VI, Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective [stockholders/members], directors, officers and employees from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

**Section 6.04 Indemnification Procedures.** Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "**Indemnified Party**") shall promptly provide written notice of such claim to the other party (the "**Indemnifying Party**"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The

Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

**Section 6.05 Payments.** Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VI, the Indemnifying Party shall satisfy its obligations within 30 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 30 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to 3%. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

**Section 6.06 Tax Treatment of Indemnification Payments.** All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

**Section 6.07 Effect of Investigation.** Buyer's right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

**Section 6.08 Cumulative Remedies.** The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

## ARTICLE VII
## MISCELLANEOUS

**Section 7.01 Expenses.** Except as otherwise provided in Section 1.04, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

**Section 7.02 Further Assurances.** Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

**Section 7.03 Notices.** All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the fifteenth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

| | |
|---|---|
| If to Seller: | 12364 West Alameda Parkway, #115<br>Lakewood, Colorado 80228<br>Facsimile: {FAX NUMBER}<br>Email: {EMAIL ADDRESS}<br>Attention: {TITLE OF OFFICER} |
| with a copy to: | {SELLER LAW FIRM}<br>Facsimile: {FAX NUMBER}<br>Email: {EMAIL ADDRESS}<br>Attention: {ATTORNEY NAME} |
| If to Buyer: | 14 Wall Street, 20th Floor<br>New York, New York 10005<br>Facsimile: 929-296-7680<br>Email: jfrankovich@stbiosciences.com<br>Attention: Chief Executive Officer |
| with a copy to: | Morris Legal Corp.<br>Facsimile: 929-296-7680<br>Email: prm@patrickmorrislaw.com<br>Attention: Patrick Ryan Morris |

**Section 7.04 Headings.** The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

**Section 7.05 Severability.** If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

**Section 7.06 Entire Agreement.** This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect

to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

**Section 7.07 Successors and Assigns.** This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

**Section 7.08 No Third-Party Beneficiaries.** Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

**Section 7.09 Amendment and Modification.** This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

**Section 7.10 Waiver.** No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

**Section 7.11 Governing Law.** This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wyoming without giving effect to any choice or conflict of law provision or rule (whether of the State of Wyoming or any other jurisdiction).

**Section 7.12 Submission to Jurisdiction.** Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Wyoming in each case located in the city of Cheyenne and County of Laramie, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

**Section 7.13 Waiver of Jury Trial.** Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

**Section 7.14 Specific Performance.** The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto (i) agrees that it shall not oppose the granting of such specific performance or relief and (ii) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

**Section 7.15 Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ST BRANDS, INC.

DocuSigned by:

By ______________________
7B10BC00FD9F41C...

Name: Jason Frankovich

Title: Chief Executive Officer

INFINITE PRODUCT COMPANY, LLC

By ______________________

Name: John Ramsey

Title: Managing Member